(Letterhead of CS First Boston)

                                                                  Exhibit 99-A


                                   CONSENT
                                      OF
                     CREDIT SUISSE FIRST BOSTON CORPORATION


We hereby consent to the inclusion of (i) our opinion letter, dated October
1, 1996 to the Board of Directors of Baby Superstore, Inc. (the "Company") as Annex B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of the Company and Toys "R" Us, Inc., and (ii) references made to our firm and such opinion in the Proxy Statement/Prospectus on the front cover and under the captions entitled "SUMMARY--Opinion of the Company's Financial Advisor" and "THE MERGER--Background of the Merger, Reasons of the Company for the Merger, Opinion of the Company's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE FIRST BOSTON CORPORATION

By: (sig of Gail S. Zauder)
   -------------------------
   Name: Gail S. Zauder
   Title Managing Director


December 26, 1996